EXHIBIT 99.1

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
EXPECTS TO PURCHASE ON OR BEFORE MAY 27, 2010 FROM PRIVATE SELLER

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members
Vanguard Natural Resources, LLC
Houston, Texas

We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties expected to be purchased on or before May 27, 2010 by Vanguard Permian, LLC (the “Company”), a wholly-owned subsidiary of Vanguard Natural Resources, LLC, from a private seller (the “Private Seller”) for the years ended December 31, 2009 and 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Private Seller is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting of the oil and gas properties to be purchased.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Private Seller's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC’s Form 8-K/A and are not intended to be a complete presentation of the results of operations of the properties described above.

In our opinion, the statements of combined revenues and direct operating expenses referred to above present fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties expected to be purchased on or before May 27, 2010 by Vanguard Permian, LLC from the Private Seller for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Houston, Texas
May 12, 2010

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
EXPECTS TO PURCHASE ON OR BEFORE MAY 27, 2010 FROM PRIVATE SELLER

(in thousands)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2010	2009	2009	2008
	(Unaudited)
Revenues	$4,225	$1,688	$10,299	$18,226
Direct operating expenses:
Production taxes	(253)	(101)	(616)	(1,089)
Lease operating expense	(298)	(316)	(1,118)	(1,219)
Total direct operating expenses	(551)	(417)	(1,734)	(2,308)

Excess of revenues over direct operating expenses	$3,674	$1,271	$8,565	$15,918

COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
EXPECTS TO PURCHASE ON OR BEFORE MAY 27, 2010 FROM PRIVATE SELLER

Notes to the Statements of Revenues and Direct Operating Expenses

Note 1:	THE PROPERTIES

On May 5, 2010,  Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) filed a Current Report on Form 8-K announcing that its wholly-owned subsidiary, Vanguard Permian, LLC, had entered into a Purchase and Sale Agreement, dated April 30, 2010, with a private seller (“Private Seller”) (the “PSA”) to purchase producing oil and natural gas properties in Mississippi, Texas and New Mexico (the “Properties”) for approximately $113.1 million in cash, subject to adjustment. The closing of the transaction contemplated in the PSA is expected to be completed on or before May 27, 2010 for a purchase price of $113.1 million, subject to customary post closing adjustments.

Note 2:	BASIS OF PRESENTATION

During the periods presented, the Properties were not accounted for or operated as a separate division by the private seller.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties.  Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Combined revenues and direct operating expenses included in the accompanying statement represent Vanguard’s net working interest in the properties to be acquired for the years ended December 31, 2009 and 2008 and the first three months of 2010 and 2009 and are presented on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties to be acquired and do not represent all the oil and natural gas operations of the Private Seller, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  The financial statements presented are not indicative of the results of operations of the properties described above going forward due to changes in the business including new commodity derivative contracts and inclusion of the above mentioned expenses.

The statements of combined revenues and direct operating expenses of the to be acquired properties for the three months ended March 31, 2010 and 2009 are unaudited. In the opinion of the Company’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the properties to be acquired. These interim results are not necessarily indicative of results for a full year.

The Company reviews events occurring after the date of the latest financial statement which could affect its financial position and/or results of operations for the period. The Company reviewed and evaluated events through May 12, 2010, the date these financial statements were issued.

Note 3:	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between the Company and the Private Seller, any claims, litigation or disputes pending as of the effective date (May 1, 2010) or any matters arising in connection with ownership of the properties prior to the effective date are retained by the Private Seller.  Notwithstanding this indemnification, the Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of combined revenues and direct operating expenses.

COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
EXPECTS TO PURCHASE ON OR BEFORE MAY 27, 2010 FROM PRIVATE SELLER

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by the private sellers, in accordance with guidelines established by the Securities and Exchange Commission (SEC). The reserve estimates as of December 31, 2008 and 2007 have been prepared in compliance with the SEC rules based on year-end prices for oil and natural gas with appropriate adjustments by property for location, quality, gathering and marketing adjustments.  The reserve estimates as of December 31, 2009 have been prepared in compliance with the SEC Final Rule, “Modernization of Oil and Gas Reporting,” which became effective December 31, 2009, based on a 12-month unweighted average first-day-of-the-month price rather than a year-end price for oil and natural gas with appropriate adjustments by property for location, quality, gathering and marketing adjustments. The adoption of the SEC Final Rule resulted in a downward adjustment of 65,240 barrels of oil equivalent to our total proved reserves and a downward adjustment of $44.8 million to the standardized measure of discounted future net cash flows as of December 31, 2009.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

(in thousands )
	Natural Gas	Crude Oil
	(MMcf)	(Mbbl)
Total proved reserves:
Balance, December 31, 2007	2,583	4,952
Extensions, discoveries and other	—	—
Revisions of previous estimates	(139)	(119)
Production	(217)	(190)
Balance, December 31, 2008	2,227	4,643
Extensions, discoveries and other	—	—
Revisions of previous estimates	(677)	748
Production	(165)	(175)
Balance, December 31, 2009	1,385	5,216

Proved developed	2,029	2,570
Proved undeveloped	198	2,073
Balance, December 31, 2008	2,227	4,643

Proved developed	1,385	3,340
Proved undeveloped	—	1,876
Balance, December 31, 2009	1,385	5,216

COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
EXPECTS TO PURCHASE ON OR BEFORE MAY 27, 2010 FROM PRIVATE SELLER

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

FUTURE NET CASH FLOWS

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Statements Codification (ASC) 932. The standardized measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the properties to be acquired by Vanguard, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.  An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

Future cash inflows are based on the applicable oil and natural gas prices except in those instances where future oil or natural gas sales are covered by physical contract terms providing for higher or lower amounts.

For the December 31, 2009 calculation in the following table, estimated future cash inflows were computed using 2009 12-month unweighted average first-day-of-the-month prices of $61.81 per barrel of oil and $3.99 per MMBtu for natural gas with no escalation in future years. For the December 31, 2008 calculation, estimated future cash inflows were computed using year-end prices of $44.60 per barrel of oil and $5.62 per MMBtu for natural gas with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years. The estimated future net cash flows are then discounted at a rate of 10%.  No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.  Future income tax expense has not been computed as Vanguard is not a tax paying entity.

The following table sets forth unaudited information concerning future net cash flows for oil and natural gas reserves.

	December 31, 2009	December 31, 2008
(in thousands)

Future cash inflows	$301,342	$198,484
Future production costs	(50,947)	(44,232)
Future development costs	(11,151)	(15,709)

Future net cash flows	239,244	138,543
10 percent annual discount for estimated timing of cash flows	(117,997)	(67,986)

Discounted future net cash flows	$121,247	$70,557

COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
EXPECTS TO PURCHASE ON OR BEFORE MAY 27, 2010 FROM PRIVATE SELLER

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

The following table sets forth the principal sources of change in discounted future net cash flows for the years ended December 31, 2009 and 2008.
(in thousands)	2009	2008

Beginning of Year	$70,557	$186,759
Sales, net of production costs	(8,565)	(15,918)
Net change in prices and production costs	38,500	(110,041)
Extensions, discoveries and improved recovery, less related costs	—	—
Change in future development costs	16	(1,093)
Previously estimated development costs incurred during the period	4,540	1,498
Accretion of discount	7,056	18,676
Revision of quantity estimates	14,868	(2,120)
Change in production rates, timing and other	(5,725)	(7,204)

End of Year	$121,247	$70,557